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                                                          Exhibit 4.2
                                                          -----------

                               AMENDMENT NO. 1

                                     TO

                              RIGHTS AGREEMENT



     This Amendment No. 1, dated as of April 30, 2001 (this "Amendment No. 1") to Rights Agreement, dated as of May 27, 1993 (the "Rights Agreement"), between Southside Bancshares Corp., a Missouri corporation (the "Company"), and Mellon Investor Services LLC, as successor to Boatmen's Trust Company as rights agent under the Rights Agreement (the "Rights Agent").

                                  RECITALS

     A. The Company and the Rights Agent have previously entered into the Rights Agreement specifying the terms of the Rights;

     B. Section 27 of the Rights Agreement provides that the Company may from time to time supplement or amend the Rights Agreement to make any provisions with respect to the Rights which the Company may deem necessary or desirable, any such amendment to be evidenced by a writing signed by the Company and the Rights Agent;

     C. The Company and Allegiant Bancorp, Inc., a Missouri corporation ("Counterparty"), have entered into an Agreement and Plan of Merger, dated April 30, 2001 (the "Merger Agreement"), pursuant to which Counterparty would merge (the "Merger") with and into the Company, with the Company being the surviving corporation in the Merger;

     D. The Company wishes to amend the Rights Agreement to provide that the acquisition of the Common Shares of the Company by Counterparty in accordance with the Merger Agreement will not result in Counterparty being deemed an Acquiring Person under the Rights Agreement; and

     E. All acts and things necessary to make this Amendment No. 1 a valid agreement according to its terms have been done and performed, and the execution and delivery of this Amendment No. 1 by the Company and Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.

                                  AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereby agrees as follows:

     1.   Amendment to Section 1(a). Section 1(a) of the Rights Agreement is
          -------------------------
hereby amended and restated in its entirety to read as follows:

          "(a) Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 25% or more of the Common Shares of the Company then outstanding, but shall not include any of the following:



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               (i) the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan; or

               (ii) until the termination of the Merger Agreement in accordance with its terms, any Counterparty Party, but only if and for so long as (A) Counterparty is in compliance with all material terms, conditions and obligations imposed upon it by the Merger Agreement, and
     (B) no Counterparty Party is the Beneficial Owner of any Common Shares of the Company then outstanding other than: (u) Common Shares of the Company of which any Counterparty Party is or becomes the Beneficial Owner by reason of the approval, execution or delivery of the Merger Agreement or by reason of the consummation of any transaction contemplated in the Merger Agreement; (v) Common Shares of the Company of which any Counterparty Party is the Beneficial Owner on the date hereof; (w) Common Shares of the Company of which any Counterparty Party becomes the Beneficial Owner after the date hereof; provided, that the aggregate number of Common Shares of the Company which may be Beneficially Owned by the Counterparty Parties pursuant to this clause
     (w) shall not exceed 5% of the Common Shares of the Company outstanding; (x) Common Shares of the Company acquired in satisfaction of debts contracted prior to the date hereof by any Counterparty Party in good faith and in the ordinary course of such Counterparty Party's banking business; (y) Common Shares of the Company held by any Counterparty Party in a bona fide fiduciary or depository capacity; and
     (z) Common Shares of the Company owned in the ordinary course of business by either (A) an investment company registered under the Investment Company Act of 1940, as amended, or (B) an investment account, for either of which any Counterparty Party acts as investment advisor.

Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 25% or more of the Common Shares of the Company then outstanding; provided, however, that if a
                                               --------  -------
Person shall become the Beneficial Owner of 25% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person.""

     2.   Amendment to Section 1(d). Section 1(d) of the Rights Agreement is
          -------------------------
hereby amended and restated in its entirety to read as follows:

          "(d) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the States of New Jersey or Missouri are authorized or obligated by law or executive order to close."

     3.   Amendment to Section 1(j). Section 1(j) of the Rights Agreement is
          -------------------------
hereby amended and restated in its entirety to read as follows:

          "(j) "Person" shall mean any individual, firm, corporation, partnership, limited liability company, joint venture, trust, association, unincorporated organization, group or other entity, and shall include any successor (by merger or otherwise) of such entity."

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     4.   Amendment to Section 1(o). Section 1(o) of the Rights Agreement is
          -------------------------
hereby modified and amended to add the following sentence at the end thereof:

          "(o) Notwithstanding anything in this paragraph to the contrary, neither the execution and delivery of the Merger Agreement nor consummation of the transactions contemplated by the Merger Agreement shall be deemed to be a Trigger Event."

     5.   Additions to Section 1. The following terms are hereby added to
          ----------------------
Section 1 of the Rights Agreement as additional defined terms under the Rights Agreement;

          "(q) "Counterparty" shall mean Allegiant Bancorp, Inc., a Missouri corporation.

          (r) "Counterparty Parties" shall mean, collectively, Counterparty and its Affiliates and Associates. "Counterparty Party" shall have a correlative meaning.

          (s) "Merger Agreement" shall mean the Agreement and Plan of Merger, dated April ___, 2001, by and between the Company and Counterparty, as the same may be amended from time to time.

          (t) "Termination Time" shall be immediately prior to the Effective Time, as defined in the Merger Agreement."

     6.   Amendment to Section 2. The first sentence of Section 2 of the
          ----------------------
Rights Agreement is hereby amended and restated in its entirety to read as follows:

"The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment."

     7.   Amendment to Section 2. Section 2 of the Rights Agreement is hereby
          ----------------------
modified and amended to add the following sentence at the end thereof:

"The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-rights Agent."

     8.   Amendment to Section 3(a). The second to last sentence of Section
          -------------------------
3(a) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

"As soon as practicable after the Distribution Date, the Company shall promptly notify the Rights Agent of the occurrence thereof and, if the Rights Agent is not then also the transfer agent and registrar for the Common Stock, provide the Rights Agent with the names and addresses of all record holders of Common Stock (together with all other necessary information), and the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a "Right Certificate"), evidencing one Right for each Common Share so held."

     9.   Amendment to Section 3(c). The end of the first full paragraph of
          -------------------------
Section 3(c) of the Rights Agreement is hereby modified and amended to add the following clause at the end thereof:

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"or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement:"

     10.  Amendment to Section 4. The first sentence of Section 4 of the
          ----------------------
Rights Agreement is hereby amended and restated in its entirety to read as follows:

"The Right Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate, provided that such marks, legends, summaries and endorsements do not affect the rights, duties or responsibilities of the Rights Agent and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage."

     11.  Amendment to Section 5. The first sentence of the second paragraph
          ----------------------
of Section 5 of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

"Following the Distribution Date, and receipt by the Rights Agent of written notice to that effect and all other relevant information referred to in
Section 3(a), the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder."

     12.  Amendment to Section 6. The second sentence of Section 6 of the
          ----------------------
Rights Agreement is hereby amended and restated in its entirety to read as follows:

"Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose."

     13.  Amendment of Section 6. The first paragraph of Section 6 is hereby
          ----------------------
amended and modified to add the following sentence at the end thereof:

"The Rights Agent shall have no duty or obligation under this Section 6 or any other similar provision of this Agreement unless and until it is satisfied that all such taxes and/or governmental charges have been paid in full."

     14.  Amendment of Section 6. The second paragraph of Section 6 of the
          ----------------------
Rights Agreement is hereby amended and restated in its entirety to read as follows:

"Upon receipt by the Company and the Rights Agent of evidence satisfactory to them of the loss, theft, destruction or mutilation of the Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated."

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     15.  Amendment to Section 7(a). Section 7(a) of the Rights Agreement is
          -------------------------
hereby amended and restated in its entirety to read as follows:

     (a) "The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on May 27, 2003 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof."

     16.  Amendment to Section 7(c). Section 7(c) of the Rights Agreement is
          -------------------------
hereby amended and restated in its entirety to read as follows:

     (c) "Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable tax or governmental charge required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof,
(iii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and
(iv) when appropriate, after receipt deliver such cash to or upon the order of the registered holder of such Right Certificate."

     17.  Amendment to Section 9. The second paragraph of Section 9 of the
          ----------------------
Rights Agreement is hereby amended and restated in its entirety to read as follows:

"The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates for Preferred Shares upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company or the Rights Agent's reasonable satisfaction that no such tax or charge is due."

     18.  Amendment to Section 10. The first sentence of Section 10 of the
          -----------------------
Rights Agreement is hereby amended and restated in its entirety to read as follows:

"Each Person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented

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thereby on, and such certificate shall be dated, the date upon which the
Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes or charges) was made; provided,
                                                                   --------
however, that if the date of such surrender and payment is a date upon which
-------
the Preferred Shares transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open."

     19.  Amendment to Section 11(a)(ii). The second paragraph of Section
          ------------------------------
11(a)(ii) of the Rights Agreement is hereby modified and amended to add the following sentence at the end thereof:

"Neither the Company nor the Rights Agent shall have any liability to any holder of Rights or any other Person as a result of the Company's failure to make any determination under this Section or any other section with respect to an Acquiring Person or an Affiliate or Associate of an Acquiring Person or transferees hereunder."

     20.  Amendment to Section 11(b). The second sentence of Section 11(b) of
          --------------------------
the Rights Agreement is hereby amended and restated in its entirety to read as follows:

"In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a reasonably detailed statement filed with the Rights Agent.

     21.  Amendment to Section 11(c). The first clause of the first sentence
          --------------------------
of Section 11(c) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

"In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a reasonably detailed statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares;"

     22.  Amendment to Section 11(d). The last sentence of Section 11(d) of
          --------------------------
the Rights Agreement is hereby amended and restated in its entirety to read as follows:

"If the Preferred Shares are not publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a reasonably detailed statement filed with the Rights Agent."

     23.  Amendment to Section 11(i). The fourth sentence of Section 11(i) of
          --------------------------
the Rights Agreement is hereby amended and restated in its entirety to read as follows:

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"The Company shall promptly notify the Rights Agent in writing of its election to adjust the number of Rights and shall make a public announcement of such election, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made."

     24.  Amendment to Section 11(l). The first clause of the first sentence
          --------------------------
of Section 11(l) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

"In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment;"

     25.  Amendment to Section 12. Section 12 of the Rights Agreement is
          -----------------------
hereby amended and restated in its entirety to read as follows:

"Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief, reasonably detailed statement of the facts, computations and methodology accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment contained therein, and shall have no duty with respect to and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such a certificate."

     26.  Amendment to Section 14. Section 14 of the Rights Agreement is
          -----------------------
hereby modified and amended to add the following subsection (d) at the end thereof:

          "(d) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payment and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies."

     27.  Amendment to Section 15. The first clause of the first sentence of
          -----------------------
Section 15 of the Rights Agreement is hereby amended and restated to read as follows:

"All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Sections 18 and 20 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares);"

     28.  Amendment to Section 15. Section 15 of the Rights Agreement is
          -----------------------
hereby further modified and amended to add the following sentence at the end thereof:

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"Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Agreement in connection with any transactions contemplated by the Merger Agreement."

     29.  Amendment to Section 16. Sections 16(b) and (c) of the Rights
          -----------------------
Agreement are hereby amended and restated to read as follows:

          "(b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer;

          (c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights
Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and"

     30.  Amendment to Section 16. Section 16 of the Rights Agreement is
          -----------------------
hereby modified and amended to add the following at the end thereof:

          "(d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use its best
                 --------  -------
efforts to have any such order, decree, judgment or ruling lifted or otherwise overturned as soon as possible."

     31.  Amendment to Section 18. Section 18 of the Rights Agreement is
          -----------------------
hereby amended and restated to read as follows:

"The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (each as finally determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The indemnity provided herein shall survive the termination of this Agreement, the termination and the expiration of the Rights, and the resignation or removal of the Rights Agent. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

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     The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with the acceptance and administration of this Agreement in reliance upon any Right Certificate or certificate for the Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advise of counsel as set forth in Section 20 hereof. The Rights Agent shall not be deemed to have any duty or notice unless and until the Company has provided the Rights Agent with actual written notice."

     32.  Amendment to Section 19. The first sentence of Section 19 of the
          -----------------------
Rights Agreement is hereby amended and restated to read as follows:

"Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof."

     33.  Amendment to Section 20. Section 20 of the Rights Agreement is
          -----------------------
hereby amended and restated to read as follows:

"The Rights Agent undertakes the duties and obligations expressly imposed by this Agreement (and no implied duties or obligations shall be read into this Agreement against the Rights Agent) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith and in accordance with such advice or opinion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering (or omitting to take) any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by anyone of the Chairman of the Board, any Vice-Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder to the Company or any other Person only for its own gross negligence, bad faith or willful misconduct (each as finally determined by a court of competent jurisdiction). Anything in this Agreement to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Rights Agent

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has been advised of the possibility of such loss or damage. Any liability of the Rights Agent under this Agreement shall be limited to the amount of fees paid by the Company to the Rights Agent.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not be liable for, nor be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept advice or instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, any Vice-Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for or in respect of any action taken, suffered or omitted by it in good faith in accordance with the advice or instructions of any such officer or for any delay in acting while waiting for such advice or instructions. The Rights Agent shall be fully protected and authorized in relying upon the most recent instructions received by any such officer.

          (h) The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or

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

misconduct absent gross negligence, bad faith or willful misconduct (each as finally determined by a court of competent jurisdiction) in the selection and continued employment thereof.

          (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not assured it."

     34.  Amendment to Section 21. The fifth sentence of Section 21 of the
          -----------------------
Rights Agreement is hereby amended and restated to read as follows:

"Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (i) a Person organized and doing business under the laws of the United States or of the States of Missouri or New York (or of any other state of the United States so long as such Person is authorized to do business as a banking institution in the States of Missouri or New York), in good standing, having an office in the States of Missouri or New York, which is authorized under such laws to conduct shareholder services business and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million; or (ii) an affiliate of such a Person."

     35.  Amendment to Section 23(d). The second sentence of Section 23(d) of
          --------------------------
the Rights Agreement is hereby amended and restated to read as follows:

"The Company shall promptly notify the Rights Agent in writing of any such redemption and shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such
--------  -------
notice shall not affect the validity of such redemption."

     36.  Amendment to Section 24(b). The second and third sentences of
          --------------------------
Section 24(b) of the Rights Agreement are hereby amended and restated to read as follows:

"The Company shall promptly notify the Rights Agent in writing of any such exchange and shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice
--------  -------
shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to the Rights Agent and to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent on the effective date of said action of the Board of Directors ordering the exchange of Rights."

     37.  Amendment of Section 26. The notice address for the Rights Agent in
          -----------------------
Section 26 is hereby amended and restated to read as follows:

                       "Mellon Investor Services  LLC
                       One Memorial Drive, Suite 900
                       St. Louis, MO 63102
                       Attention: Relationship Manager

                       with a copy to:

                       Mellon Investor Services  LLC
                       85 Challenger Road
                       Ridgefield Park, NJ 07660
                       Attention: General Counsel"

     38.  Amendment to Section 27. Section 27 of the Rights Agreement is
          -----------------------
hereby modified and amended to add the following sentence at the end thereof:

"Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27 and, provided such supplement or amendment does not change or increase the Rights Agent's rights, duties, liabilities or obligations hereunder, the Rights Agent shall execute such supplement or amendment."

     39.  Amendment of Section 29. Section 29 of the Rights Agreement is
          -----------------------
hereby amended and restated to read as follows:

"Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares)."

     40.  Amendment of Section 31. Section 31 of the Rights Agreement is
          -----------------------
hereby modified and amended to add the following clause at the end thereof:

";provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State."

     41.  Addition of Section 34. A new Section 34 is added to the Rights
          ----------------------
Agreement, to read as follows:

     "Section 34.  Termination. This Agreement shall terminate at the
                   -----------
Termination Time and all rights, benefits, obligations, duties and agencies created by this Agreement shall be terminated at the Termination Time. All Rights issued and outstanding shall, at the Termination Time, cease to exist and shall be terminated without any payment to any holder thereof."

     42.  Effectiveness. This Amendment No. 1 shall be deemed to be in force
          -------------
and effective immediately prior to the execution and delivery of the Merger Agreement. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby, until the Termination Time.

     43.  Counterparts. This Amendment No. 1 may be executed in any number of
          ------------
counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     44.  Miscellaneous. In all respects not inconsistent with the terms and
          -------------
provisions of this Amendment No. 1, the Rights Agreement is hereby ratified, adopted, approved and confirmed. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement. In executing and delivering this Amendment No. 1, the Rights Agent shall be entitled to

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

all the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights Agreement.

                      SIGNATURE PAGE FOLLOWS THIS PAGE







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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and attested on the day and year first set forth above.

                                      SOUTHSIDE BANCSHARES CORP.


                                      By: /s/ Thomas M. Teschner
                                          ---------------------------
                                          Name: Thomas M. Teschner
                                                ---------------------
                                          Title: President and Chief Executive
                                                 -----------------------------
                                                 Officer
                                                 -----------------------------


Attest:


By:  /s/ Joseph W. Pope
     ------------------------------
     Name: Joseph W. Pope
           ------------------------
     Title: Chief Financial Officer
            -----------------------


                                      MELLON INVESTOR SERVICES, LLC


                                      By: /s/ Linda M. Welch
                                          -------------------------------
                                          Name: Linda M. Welch
                                                -------------------------
                                          Title: Assistant Vice President
                                                 ------------------------


Attest:


By:  /s/ Ruth Brunette
     ---------------------------
     Name: Ruth Brunette
           ---------------------
     Title: Relationship Manager
            --------------------




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